Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SECURE LUGGAGE SOLUTIONS INC.", CHANGING ITS NAME FROM "SECURE LUGGAGE SOLUTIONS INC." TO "KUN DE INTERNATIONAL HOLDINGS INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF AUGUST, A.D. 2014, AT 11:57 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4629922 8100

141095337

AUTHENTICATION: 1638625

DATE: 08-21-14

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:25 PM 08/21/2014
FILED 11:57 AM 08/21/2014
SRV 141095337 - 4629922 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Secure Luggage Solutions Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " Article I " so that, as amended, said Article shall be and read as follows:

The name of the corporation shall be "Kun De International Holdings Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 20th day of August, 2014.

By: [signature]
Authorized Officer

Title: President/Chief Executive Officer

Name: Don Bauer
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